EXHIBIT 10.89

                           THIRTY FOURTH AMENDMENT TO
                     GENERAL MOTORS SERVICE PARTS OPERATIONS
                                LICENSE AGREEMENT


This THIRTY FOURTH AMENDMENT, effective as of the later date of the signatures below, is to that certain Reproduction and Service Part Tooling License Agreement effective December 1, 1993 by and between Service Parts Operations, General Motors Corporation ("LICENSOR") and Eckler Industries, Inc. d/b/a Eckler's ("LICENSEE") as amended by the FIRST through THIRTY THIRD AMENDMENTS (collectively the "AGREEMENT").

WHEREAS, the parties have entered into the AGREEMENT and mutually desire to amend such AGREEMENT as specifically provided herein;

NOW THEREFORE for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Exhibit I of the AGREEMENT is hereby amended to specifically include the following additional LICENSED PARTS:

         GM Part #  Description                     Vehicle Line     Model
         ---------  -----------                     ------------     -----
         3876569    1966-67 Handle, Frt S/D Pull    Chevrolet        Corvette
         3876570    1966-67 Handle, Frt S/D Pull    Chevrolet        Corvette

2. Article I of the AGREEMENT is hereby stricken in its entirety and is replaced with the following new Article I:

     1.1 Transfer of Technology. If appropriate, within a reasonable time after execution of the AGREEMENT, LICENSOR shall furnish LICENSEE available GM TECHNOLOGY in documented or recorded form developed by or for LICENSOR and which LICENSOR had used or released to its suppliers for the manufacture of LICENSED PARTS and which may be furnished by LICENSOR without violation of the rights of third parties.

     1.2 Use and Protection. The GM TECHNOLOGY furnished to LICENSEE shall be used by LICENSEE for the sole purpose of enabling LICENSEE to utilize the license granted under this AGREEMENT and such GM TECHNOLOGY shall be treated by LICENSEE with the same degree of high care it applies to its own technology and shall not be disclosed by LICENSEE to third parties without LICENSOR'S consent for any purpose other than to utilize this license.

     1.3 To the best of LICENSOR'S knowledge, LICENSEE'S use of the GM TECHNOLOGY will not infringe the patent rights of any third party. LICENSOR, however, does not assume and expressly disclaims any and all responsibility or liability of any kind whatsoever for infringement by LICENSEE or its suppliers of any patents as a result of the manufacture, use, or sale by LICENSEE of the LICENSED PARTS, and LICENSEE shall indemnify and hold LICENSOR harmless against any and all claims and liabilities of any kind whatsoever that may arise from such infringement.

     1.4 EXCEPT AS STATED IN THIS SECTION 1.4, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO GM TECHNOLOGY AND ASSISTANCE TO BE FURNISHED TO LICENSEE HEREUNDER. LICENSOR SHALL NOT BE RESPONSIBLE OR LIABLE IN ANY RESPECT FOR ANY DEFECTS OR INACCURACIES IN SUCH GM TECHNOLOGY OR ANY INADEQUACIES IN SUCH ASSISTANCE OR FOR THE PERFORMANCE OR FAILURE TO PERFORM OF ANY LICENSED PARTS ASSEMBLED BY LICENSEE OR ANY PART THEREOF MANUFACTURED BY LICENSEE OR FOR LICENSEE BY ANY PARTY OTHER THAN LICENSOR. LICENSEE SHALL INDEMNIFY AND HOLD
          LICENSOR HARMLESS AGAINST ANY AND ALL CLAIMS AND LIABILITIES, INCLUDING THOSE INVOLVING DEATH OR INJURY TO PERSON OR DAMAGE TO PROPERTY, ARISING OUT OF SUCH ASSEMBLY OR MANUFACTURE, OR THE SALE, LEASE OR OTHER DISPOSAL OF SUCH LICENSED PARTS OR COMPONENT PARTS THEREOF.

     1.5 Use and Location of LICENSOR'S TOOLS. In using the available TOOLS, LICENSEE shall give priority to the reasonably requested supply requirements of LICENSOR (or its designees) (although it is understood that LICENSOR is not obligated to purchase any LICENSED PARTS from LICENSEE). Subject to filling the purchase orders of LICENSOR, however, LICENSEE shall have the exclusive right to use the available TOOLS to manufacture LICENSED PARTS which it will promote and sell to third parties other than LICENSOR, upon such terms and conditions as determined by LICENSEE. If LICENSEE does not use a particular TOOL (or set of TOOLS) at least once during any twelve (12) month period of the Term (or applicable renewal term) and LICENSEE has not sold any LICENSED PARTS applicable to such TOOL(S) during such time period, then LICENSOR has the right to demand that LICENSEE explain to LICENSOR, in writing, the reasons or circumstances surrounding the non-use or non-sale. If LICENSEE does not explain, to the sole satisfaction of LICENSOR, that there are reasonable and verifiable mitigating circumstances surrounding such non-use or non-sale, then LICENSEE'S right to use the TOOL(S) shall become non-exclusive and LICENSOR shall have the right to license a third party (or parties) to use the TOOL(S). LICENSEE shall keep the TOOLS at the facilities identified on Exhibit I or at other facilities which LICENSEE has previously advised LICENSOR in writing of before moving them. LICENSEE shall at all times keep LICENSOR advised in writing regarding the physical location of the TOOLS and shall provide LICENSOR with a written report for the quarter ending December 31 of each year stating the condition and location of the TOOLS.

     1.6 LICENSOR'S Inspection of the TOOLS. LICENSOR may from time to time during normal business hours and with reasonable notice to LICENSEE enter upon the premises of LICENSEE or LICENSEE'S supplier to inspect the TOOLS and to examine and audit the records of LICENSEE pertaining to the manufacture and sale of the LICENSED PARTS and the maintenance and repair of the TOOLS.

     1.7 Ownership of the TOOLS. LICENSOR is the owner of the TOOLS; any and all parts and accessories for, and any replacements to, the TOOLS shall be the property of LICENSOR. LICENSEE shall not make any modification to the TOOLS without the prior express written approval of LICENSOR. LICENSEE shall not assert any claims of ownership to the TOOLS or sell, lend, rent, encumber, pledge, lease, transfer, or otherwise dispose of the TOOLS. LICENSEE shall, upon the request of LICENSOR, execute such documents as LICENSOR may reasonably require for filing in public records to give notice that the TOOLS are the property of LICENSOR.

     1.8 LICENSEE'S Inspection of the TOOLS. LICENSEE acknowledges that the TOOLS have been furnished on an "as is", when available basis. LICENSEE shall from time to time inspect the TOOLS, make all repairs that are necessary and appropriate, and supply and pay for any parts and accessories necessary therefore.

     1.9 Legal Compliance. LICENSEE shall use the TOOLS in a careful and proper manner and shall comply with all federal, state, and local laws, ordinances, rules, regulations, and guidelines relating to possession or use of the TOOLS. LICENSEE shall not use the TOOLS for any purpose other than as expressly authorized in this AGREEMENT.

     1.10 Risk of Loss. LICENSEE shall assume all risks of damage, destruction, or loss to the TOOLS in its possession or under its control caused by fire, theft, or other casualties or by the negligent acts or omissions of LICENSEE, its agents and employees. Such negligent acts are those causing damage not occasioned by the deterioration of the TOOLS by reason of normal wear and tear. LICENSEE shall replace or repair all such TOOLS lost or damaged at its expense.

     1.11 TOOL Repair or Movement. If, in accordance with this AGREEMENT, LICENSEE makes any repairs, modifications, or improvements to the TOOLS or moves the TOOLS to a different manufacturing location, then LICENSEE shall resubmit samples of LICENSED PARTS for testing (when requested by LICENSOR) in accordance with Article IX of the AGREEMENT.

     1.12 TOOL  Handling  Upon   Termination.   Upon  the  termination  of  this
          AGREEMENT, LICENSEE shall:

          A. Advise LICENSOR in writing of the condition and location of the TOOLS;

          B.   Promptly return the GM TECHNOLOGY to LICENSOR; and

          C. At the request of LICENSOR, promptly prepare the TOOLS for shipment to the location designated by LICENSOR.

                  The TOOLS will be delivered, at LICENSOR'S reasonable expense, to such LICENSOR-designated location by carriers expressly approved by LICENSOR. LICENSOR and LICENSEE shall jointly inspect the TOOLS before they are shipped. If LICENSOR has any claim against LICENSEE regarding the condition of any TOOL, the parties shall mutually agree to a reasonable settlement regarding any repair or replacements required. Except as provided in the preceding sentence, LICENSOR shall waive its claims and rights against LICENSEE regarding the condition of the TOOLS by removing them from the possession of LICENSEE.

     1.13 LICENSEE'S Tools. The parties agree that, to the extent LICENSEE uses its own tools and not LICENSOR'S TOOLS in manufacturing the LICENSED PARTS, Sections 1.5 through 1.13 of Article I shall not apply.

3. Article VI of the AGREEMENT is hereby amended to strike Section 6.3 in its entirety and replace it with the following new Sections 6.3 and 6.4, and to include the following new Section 6.5:

     6.3 Trademark License Notice. LICENSEE shall prominently display the notice described below (or such other notice expressly approved or directed by LICENSOR in writing such as in any separate written guidelines or licensing program handbook provided by LICENSOR to LICENSEE) in the Collateral Materials (as defined in Section 9.2) and appropriately on or in direct connection with the LICENSED PARTS and/or packaging in accordance with LICENSOR'S guidelines, rules, and/or requests ("Trademark License Notice"). Moreover, LICENSEE shall use the appropriate trademark notification symbol, either in the form of "(R)" for a registered trademark in the pertinent class(es) of goods or "(TM)" for an unregistered trademark (or alternative symbols in compliance with the trademark laws of the country(ies) in which LICENSEE uses the TRADEMARKS), in conjunction with the TRADEMARKS at all times as directed by LICENSOR or as provided in such guidelines given to LICENSEE.

               "[particular Trademark(s), Emblem(s), and vehicle model body design(s)] are General Motors Trademarks used under license to Eckler Industries, Inc."

     6.4 Hang Tags/Merchandising Symbol. LICENSEE will also affix hang tags or stickers to all LICENSED PARTS or packaging, that prominently display a LICENSOR-supplied Emblem (as further described and defined in Section 6.5 and Exhibit I) designating the LICENSED PARTS as (i) "GM Restoration Parts" or (ii) "GM Official Licensed Product", as may be appropriate. LICENSEE shall purchase the hang tags or stickers from LICENSOR or LICENSOR'S designated vendor. However, if the LICENSED PARTS and/or any appropriate Collateral Materials are not conducive to use and/or display the LICENSOR required hang tags or stickers, then LICENSEE may request LICENSOR to provide (at LICENSOR'S discretion) the necessary artwork to incorporate the Emblem(s) directly into the LICENSED PARTS and/or such appropriate Collateral Materials. In this case, LICENSEE agrees to pay LICENSOR a non-refundable fee of $250 (or other reasonable amount as LICENSOR may require) in consideration of LICENSOR providing LICENSEE with the artwork for such Emblem(s). If Emblem artwork is provided to LICENSEE, then an invoice will be sent to LICENSEE regarding such additional fee (unless other reasonable payment procedures are adopted by LICENSOR and LICENSEE is advised thereof). LICENSEE will use the Emblem(s) and the TRADEMARKS only in the manner specified in writing by LICENSOR.

     6.5 Use of the GM Restoration Parts and GM Official Licensed Product Emblems. In addition to use of the hang tags or stickers required in
          Section 6.4, LICENSEE shall also display the GM Restoration Parts Emblem and/or GM Official Licensed Product Emblem (whichever is appropriate) (collectively, the "Emblem(s)") on all packaging and in all promotional and advertising materials. To ensure control over and proper use of the Emblem(s), LICENSEE may use the Emblem(s) only in a manner which complies with the express written guidelines and requirements of LICENSOR. All products, catalogs, sales materials, and other items of LICENSEE using or displaying the Emblem(s) must be submitted to LICENSOR'S exclusive licensing representative, Equity Management Inc. ("EMI"), and expressly approved in writing by LICENSOR in accordance with this AGREEMENT before their use or distribution. Purchasers, redistributors, or resellers of LICENSEE'S products may not use or display the Emblem(s) (other than on LICENSEE'S original packaging) unless they have a separate trademark license agreement with LICENSOR directly.

4. Article VII of the AGREEMENT is hereby to strike Section 7.2 in its entirety and replace it with the following new Section 7.2, and to include the following new Section 7.3:

     7.2  Trademark  Protection.  LICENSEE agrees to provide  LICENSOR with such reasonable assistance as LICENSOR may require in procuring any protection of LICENSOR'S rights to the TRADEMARKS, and LICENSOR (if it so desires) may commence or prosecute any claims or suits in its own name or in the name of LICENSEE or join LICENSEE as a party thereto. LICENSOR shall reimburse LICENSEE for its reasonable expenses incurred in providing such assistance to the extent that LICENSOR has pre-approved such expenses. In addition, LICENSEE shall promptly notify LICENSOR in writing of any infringement or imitation by others of the TRADEMARKS on products the same as or similar to those covered by this AGREEMENT which may come to LICENSEE'S attention, and LICENSOR shall have the sole right to determine whether or not any action shall be taken on account of any such infringement or imitation.

     7.3 Customs Documents and Costs. If LICENSED PARTS are imported into or exported from the United States and/or other countries within the LICENSED TERRITORY, then LICENSEE shall be required to:

          A. Provide all appropriate documents to customs officials which are necessary to prove that LICENSOR has authorized LICENSEE to import and/or export the LICENSED PARTS within the LICENSED TERRITORY ("Customs Documents"). Such Customs Documents shall include, at a minimum, relevant pages of this AGREEMENT; specifically, LICENSEE shall include a copy of the first page (to verify the names of the parties), a copy of the fully-executed signature page (to verify that the parties executed the AGREEMENT), Exhibit I (to verify the TRADEMARKS and LICENSED PARTS authorized by LICENSOR), Article IV (to verify the Term of the AGREEMENT), and Exhibit II (to verify the LICENSED TERRITORY authorized by LICENSOR). The Customs Documents should also include such other documents as LICENSEE may regularly present to customs officials in its importing and exporting activities;

          B. Bear all costs and expenses which LICENSEE incurs, or which are incurred on LICENSEE'S behalf, in dealing with customs officials. Such costs and expenses would include, but are not limited to, fines, penalties, storage fees, and other charges levied and costs incurred as a result of threatened or actual product seizure; and

          C. Reimburse LICENSOR and/or its licensing representative for administrative costs which they may incur or assess against LICENSEE when LICENSEE'S failure to provide the required Customs Documents necessitates LICENSOR'S and/or its exclusive licensing representative's intervention to avoid the seizure of the LICENSED PARTS or to procure their release.

          In accordance with Article V of this AGREEMENT, none of the costs and expenses contemplated in this Section 7.3 shall be deducted from Net Sales or royalties payable by LICENSEE.

5. Article VIII of the AGREEMENT is hereby amended to strike Sections 8.2 through 8.5 and replace them with the following new Sections 8.2 through 8.5:

     8.2 Indemnification of LICENSOR. LICENSEE agrees to hold harmless, defend, and indemnify LICENSOR and LICENSOR'S exclusive licensing representative, Equity Management Inc. ("EMI"), and their respective officers, directors, employees, and agents against any and all third-party claims of liability, demands, judgments or causes of action, and damages, costs and expenses related thereto (including but not limited to reasonable attorneys' fees and costs), arising out of the manufacture, distribution, use, sale or marketing of the LICENSED PARTS for which the TRADEMARKS are licensed hereunder, provided that
          (a) prompt written notice is given to LICENSEE of any such suit or claim, (b) LICENSEE shall have the option and right to undertake and conduct the defense of any such suits or claims brought against LICENSOR, and (c) no settlement of any suit or claim is made or entered into without the prior express written consent of LICENSEE'S authorized legal counsel. Such indemnification shall further extend to third-party claims related to LICENSEE'S failure to comply with the terms of this AGREEMENT, and to LICENSEE'S unauthorized use of any patent, process, idea, method or device, or unfair trade practice, false advertising, trademark infringement, or the like in connection with the manufacture, distribution, use, sale, or marketing of the
          LICENSED PARTS. The indemnification shall continue beyond the termination or expiration of this AGREEMENT.

     8.2 Indemnification of LICENSEE. LICENSOR agrees to hold harmless, defend and indemnify, LICENSEE and their respective officers, directors, employees, and agents against any and all third-party claims of liability, demands, judgments, or causes of action of trademark or copyright infringement or damages, costs, and expenses related thereto (including but not limited to reasonable attorneys' fees and costs) dealing with the use of the TRADEMARKS in the LICENSED TERRITORY on the LICENSED PARTS as expressly authorized by this AGREEMENT, provided that such claim(s) arises out of use of the TRADEMARKS on the LICENSED PARTS in the United States of America or, if not in the United States of America, the TRADEMARKS have been registered by LICENSOR for the LICENSED PARTS in the LICENSED TERRITORY which is the subject of such claim(s), and provided that: (a) prompt written notice is given to LICENSOR of any such suit or claim; (b) LICENSOR shall have the option and right to undertake and conduct the defense of any such suits or claims brought against LICENSEE; and (c) no settlement of any suit or claim is made or entered into without the prior express written consent of LICENSOR'S authorized legal counsel. LICENSEE agrees and understands that LICENSOR makes no representations or warranties regarding the use of the TRADEMARKS in any LICENSED TERRITORY outside the United States in connection with those LICENSED PARTS for which the LICENSOR has not obtained and currently holds a valid trademark registration in such LICENSED TERRITORY. Upon being advised that a third party has claimed or alleged rights to any TRADEMARK in the LICENSED TERRITORY for the LICENSED PARTS, or upon receiving a request from a third party to cease manufacture, distribution, and/or sale of the LICENSED PARTS based upon such third party's claimed or alleged rights to the TRADEMARKS in the LICENSED TERRITORY, LICENSEE shall immediately notify LICENSOR in writing. Upon the request of LICENSOR, LICENSEE agrees to cease manufacture, distribution, and/or sale of the LICENSED PARTS in such LICENSED TERRITORY which is the subject of such claim or allegation until such time as LICENSOR can evaluate the validity of the third party's claimed or alleged rights and provide pertinent information and further direction to LICENSEE.

     8.3 Insurance. LICENSEE shall acquire and maintain at its sole cost and expense throughout the Term (and any renewal term) of this AGREEMENT and for five years after termination or expiration, Comprehensive General Liability Insurance including coverages of or for products, completed operations, and contractual liability (which specifically insures the hold harmless and indemnification provisions under this AGREEMENT) at a limit of not less than $5,000,000 on a per occurrence combined single limit basis for personal injury and property damage. All coverages must be underwritten by an insurance company acceptable to LICENSOR and qualified to do business in the LICENSED TERRITORY. The insurance policies shall name LICENSOR and EMI as additional insureds and not as mere certificate holders, and provide adequate protection for LICENSEE, LICENSOR and EMI against any and all claims, demands, causes of action or damages, including attorneys fees, arising out of this AGREEMENT, including but not limited to any alleged defects in the LICENSED PARTS or any use thereof.

     8.4 Certificate of Insurance. LICENSEE shall furnish to LICENSOR certificate(s) issued by the insurance company(ies) that: (a) sets forth the amount of insurance, the policy number, and the date of expiration; (b) names LICENSOR and EMI as additional insureds and not as mere certificate holders; and (c) provides that the LICENSOR shall receive thirty (30) days written notice prior to termination, reduction, or modification of the coverages. LICENSEE'S purchase of insurance or furnishing of the certificate(s) of insurance shall not relieve LICENSEE of any other of its obligations or liabilities under this AGREEMENT.

6. Article IX of the AGREEMENT is hereby stricken in its entirety and is replaced with the following new Article IX:

                                       IX.
                             QUALITY CONTROL/RECALL

     9.1 Quality Standards. LICENSEE agrees that the LICENSED PARTS on which it will use the TRADEMARKS shall be of a standard of quality equally as high as that of the samples provided to LICENSOR for review and expressly approved in writing by LICENSOR in accordance with Section
          9.2 of this AGREEMENT. Moreover, the LICENSED PARTS shall be manufactured according to LICENSEE'S standard quality control and manufacturing procedures, and shall meet or exceed all government standards, regulations, guidelines, rules, laws, or the like regarding such product(s) including (without limitation), as applicable, the Consumer Products Safety Act and Federal Motor Vehicle Safety Standards. LICENSOR may inspect LICENSEE'S facilities at any time with or without prior notice. LICENSOR shall, however, use its best efforts not to interfere with LICENSEE'S regular business activities in conducting such inspections.

     9.2 Submission of LICENSED PRODUCT Samples and Collateral Materials. LICENSEE shall not market, promote, sell, and/or distribute any
          LICENSED PARTS (or Collateral Materials, defined in this Section below) unless and until such have been submitted to and expressly approved in writing by LICENSOR. LICENSEE shall make available, free of cost, a reasonable number of samples (generally not to exceed two) of the LICENSED PARTS (including each variation thereof) for LICENSOR'S inspection, testing, and approval prior to production, marketing, promotion, and/or sale of LICENSED PRODUCT(S). At LICENSOR'S request, LICENSEE shall also provide a reasonable number of samples (generally not to exceed two) of LICENSED PARTS (and each variation thereof) at reasonable intervals during the Term for purposes of product review and quality control verification. At LICENSOR'S request, samples of the LICENSED PARTS shall be sent by LICENSEE to an independent laboratory or other test facility selected by LICENSOR. All costs associated with inspection and testing shall be borne by LICENSEE. Prior to use, LICENSEE also agrees to provide LICENSOR samples of all printed or electronic medium related collateral materials such as packaging, promotional materials, sales brochures, catalogs, advertisements, and any other materials
          (including, without limitation, in the form of television, cable television, and/or the Internet) containing the TRADEMARKS (hereinafter "Collateral Materials") for LICENSOR'S inspection and approval, including but not limited to all materials of any kind which LICENSEE desires to distribute to LICENSOR'S vehicle dealers. Until such time as LICENSOR expressly approves LICENSED PRODUCT or Collateral Materials samples in writing, such samples shall be deemed disapproved.

     9.3 Non-conforming LICENSED PARTS. If at any time the LICENSED PARTS fall below the Quality Standards of Section 9.1 and this AGREEMENT, LICENSEE shall immediately: (a) take all necessary and appropriate action to correct and/or address such deficiency(ies) or non-conformance(s) in accordance with this Section 9.3 and Article IX; and (b) advise LICENSOR in writing of such deficiency(ies) or non-conformance(s). If LICENSOR first learns of such deficiency(ies) or non-conformance(s), it shall give LICENSEE immediate written notice of the deficiency(ies) or non-conformance(s). In all such instances, LICENSEE shall promptly take the necessary steps to cause the LICENSED PARTS to conform to the Quality Standards within thirty (30) days from notice of the deficiency(ies) or non-conformance(s). If the LICENSED PARTS do not conform to the Quality Standards after the thirty (30) day period, LICENSOR may immediately terminate this AGREEMENT without any further notice being required. If LICENSEE is working in good faith and needs additional time in which to make such corrections or modifications, then LICENSEE may request in writing to LICENSOR (at LICENSOR'S sole discretion) an additional period of time not to exceed thirty (30) days in which to effect the corrections or modifications. In addition, if LICENSOR discovers a defect or inaccuracy in any GM TECHNOLOGY furnished to LICENSEE under this AGREEMENT, and if any LICENSED PARTS manufactured pursuant to such GM TECHNOLOGY are subsequently determined to be defective or inaccurate, then LICENSEE shall, upon written notification from LICENSOR, modify such LICENSED PARTS to correct the defect or inaccuracy before LICENSEE'S next regularly scheduled manufacturing run of such LICENSED PARTS. In any event and in both instances, LICENSOR can require LICENSEE to immediately discontinue the use of the TRADEMARKS in connection with the sale of the non-conforming LICENSED PARTS.

     9.4 Product Recall. LICENSEE shall bear any and all costs related to any product recall of LICENSED PRODUCT(S), whether voluntary or required by government or LICENSOR. LICENSOR shall have the ability to declare such a recall if it determines in good faith that any product recall is necessary for any reason of public health, safety, or welfare or to ensure compliance with the terms of this AGREEMENT. In the event of such a recall, LICENSEE will consult with LICENSOR and get LICENSOR'S approval regarding all aspects of handling such recall.

     9.5 Consumer Inquiries. LICENSEE will at its sole cost handle all product warranty and/or guarantee/satisfaction issues, response and compliance requirements, and consumer inquiries or complaints (collectively "Consumer Inquiries") relative to any of the LICENSED PARTS. LICENSOR shall promptly forward to LICENSEE for handling any and all such Consumer Inquiries. Upon request by LICENSOR, LICENSEE shall advise
          LICENSOR in writing of the manner in which it handled a particular Consumer Inquiry and provide LICENSOR with aggregate consumer complaint information.

7. Article X of the AGREEMENT is hereby stricken in its entirety and is replaced with the following new Article X:

                                       X.
                                   TERMINATION

     10.1 Notice of Termination and Cure Periods. If LICENSEE breaches any material term or condition of this AGREEMENT, LICENSOR shall have the right to terminate this AGREEMENT upon thirty (30) days written notice, provided that LICENSEE fails to cure such breach during the thirty (30) day period. If LICENSEE is working in good faith to cure such breach and needs additional time in which to do so, then LICENSEE may request in writing to LICENSOR (at LICENSOR'S sole discretion) an additional period of time not to exceed thirty (30) days in which to effect the cure. Such termination shall be effective upon the expiration of such thirty day period without further notice to
          LICENSEE being required. LICENSOR'S failure to terminate this AGREEMENT for any such breach shall not be construed as a waiver or acquiescence, and LICENSOR expressly reserves the right to subsequently terminate this AGREEMENT for the same or any other breach, whether of the same or different character.

     10.2 Automatic Termination. If (a) any LICENSED PRODUCT is recalled for any reason and LICENSEE fails or refuses to correct the problem or defect which caused the recall, (b) LICENSEE violates the non-assignment provisions of Section 11.1, (c) LICENSEE files a petition in bankruptcy or is adjudicated a bankrupt or if a petition in bankruptcy is filed against LICENSEE or if it becomes insolvent, or makes an assignment for the benefit of its creditor(s) or an arrangement pursuant to any bankruptcy law, or (d) LICENSEE discontinues all or a significant portion of its business or if a receiver is appointed for it or its business, or (e) LICENSEE commits multiple material breaches or repeats a material breach or default previously cured under Section 10.1, then LICENSOR in its discretion shall have the right to automatically terminate this AGREEMENT upon written notice to LICENSEE without any opportunity to cure. If the AGREEMENT is so terminated, LICENSEE, its receivers, representatives, trustees, agents, administrators, successors, or assigns shall have no right to sell, exploit, or in any way deal with any LICENSED PARTS or any carton, container, packing or wrapping material, advertising, promotional or display material pertaining thereto.

     10.3 Other Rights Not Prejudiced. Termination of the AGREEMENT under the provisions of Article X shall be without prejudice to any rights which LICENSOR may otherwise have against LICENSEE. Upon such termination or expiration, all royalties theretofore earned and minimum royalties or advances required under Article V shall become immediately due and payable.

     10.4 Inventory Statement. Sixty (60) days before the expiration of this AGREEMENT or, in the event of its termination, ten (10) days after the effective date of the termination or the happening of the event which terminates this AGREEMENT where there is no opportunity to cure, LICENSEE shall provide LICENSOR with a statement showing the number and description of LICENSED PARTS on hand or in process. LICENSOR shall have the right to take physical inventory to ascertain or verify such inventory and statement. LICENSEE'S failure or refusal to provide such statement or to submit to such physical inventory may result in LICENSEE'S forfeiture of the inventory sell-off rights granted in
          Section 10.5.

     10.5 Inventory Sell-Off Period. Except as otherwise provided in Section 10.6, upon termination or expiration of this AGREEMENT, LICENSEE shall have six (6) months within which to dispose of any existing inventory of the LICENSED PARTS (if the LICENSED PARTS comply with the Quality Standards), and thereafter LICENSEE shall promptly discontinue the use of the TRADEMARKS on and in connection with such LICENSED PARTS. Sales under this Section 10.5 shall require the payment of royalties as provided in Section 5.2, but such royalties shall not be applied against any other royalties (i.e., Earned Royalties, Advance and/or Minimum Guaranteed Royalties) otherwise required in Section 5.3. In the event LICENSEE elects to sell LICENSED PRODUCT under this Section
          10.5 at a price lower than LICENSEE'S "normal selling price" of the LICENSED PRODUCT (as determined by LICENSEE'S prior course of business) the gross sales for calculating Net Sales shall be the higher of actual gross invoice price or sixty percent (60%) of the value of the LICENSED PARTS as if sold at their "normal selling price". All other duties and obligations of LICENSEE shall remain in force during the sell-off period.

     10.6 Forfeiture of Inventory Sell-Off Period. LICENSEE shall automatically forfeit all of its rights to sell off inventory under Section 10.5 if:

          A. This AGREEMENT is terminated for material breach under Section 10.1, or because of product recall under Section 10.2(a), or for multiple or repeated material breach(es) under Section 10.2(e); or,

          B. LICENSEE is in breach under Section 10.1 or 10.2(e) or the LICENSED PARTS are the subject of a recall under Section 10.2(a) when the Term (or renewal term) of this AGREEMENT expires in its normal course.

               In such event(s), LICENSEE shall not be permitted to sell off or otherwise dispose of any existing inventory of the LICENSED PARTS, but shall be required to destroy such inventory and certify to LICENSOR in writing, signed by an officer of LICENSEE, that the inventory has been so destroyed.

8. Section 11.1 of the AGREEMENT is hereby stricken in its entirety and is replaced with the following new Section 11.1:

     11.1 Non-Assignment. This AGREEMENT and all of the benefits, rights, and duties hereunder are personal to LICENSEE. If there is a change (or proposed change) in the ownership, control, or direction of LICENSEE'S business such as (without limitation): through a merger with another entity, a sale of LICENSEE'S business, and/or any of its assets to another entity; through consolidation, reorganization, formation of a partnership, or sale of a controlling interest in LICENSEE'S common or preferred stock; a change in LICENSEE'S senior or executive management that relates directly to the business of this AGREEMENT; or any other transaction which alters LICENSEE'S business and/or structure; then in such event, LICENSEE must obtain LICENSOR'S prior express written consent (which consent will not be unreasonably withheld) before such instances are deemed accepted and before this AGREEMENT may be assigned, sold, transferred, or otherwise affected or encumbered by LICENSEE or by operation of law in connection with such transaction or instance(s).

9. Section 11.4 of the AGREEMENT is hereby stricken in its entirety and is replaced with the following new Section 11.4:

     11.4 Notices and Payments. Any notices, payment of fees, or other communication required or permitted under this AGREEMENT shall be in writing and mailed by first-class mail (or, in the case of a termination notice pursuant to Article X or other similar legal notices or communications, by certified mail and/or by facsimile transmission with confirmation receipt as evidence of delivery or together with a copy mailed by first-class mail) to the respective parties as identified below.

                  Notices to LICENSEE:

                           Eckler's Industries, Inc.
                           5200 S. Washington Avenue
                           Titusville, FL  32780
                           Attn: Mr. Ron Anderson, Chief Operating Officer Fax number: (407) 383-2059

                  Notices to LICENSOR (in care of its exclusive licensing representative):

                           Equity Management Inc.
                           201 W. Big Beaver Rd., Suite 1101
                           Troy, MI  48084-4169
                           Attn:  Business Manager, GMSPO Licensing
                           Fax number:  (248) 680-9868

                  Payments to LICENSOR (in care of its exclusive licensing representative):

                           Equity Management Inc.
                           4365 Executive Drive, Suite 1000
                           San Diego, CA  92121-2123
                           Attn: Contract Administration
                           Fax number:  (619) 558-2507

10. Article XI of the AGREEMENT is hereby amended to include the following new Sections 11.7 and 11.8:

     11.7 Standards of Distribution. LICENSEE shall be allowed to market, distribute, and sell LICENSED PARTS only in the DISTRIBUTION CHANNEL defined in Exhibit II. LICENSEE agrees that during the Term of this AGREEMENT it will diligently and continuously, in accordance with its regular business practices and applicable industry standards, manufacture or have manufactured, distribute, promote, and sell the LICENSED PARTS and that it will make and maintain adequate arrangements for the distribution of the LICENSED PARTS in the DISTRIBUTION CHANNEL. Such arrangements shall include, but are not limited to, participating in LICENSOR'S "Licensed Parts Reference Guide" and other promotional and/or marketing programs which LICENSOR shall implement from time to time.

     11.8 Sales to LICENSOR. If LICENSOR or LICENSOR'S vehicle dealers desire to purchase LICENSED PARTS from LICENSEE, then LICENSEE agrees to sell the LICENSED PARTS (if available) to LICENSOR and such vehicle dealers at a price at least as low as its lowest wholesale price to any of LICENSEE'S other customers.

11.  The AGREEMENT is hereby amended to include the following new Article XII:

                                      XII.
                                 RECORDS/AUDITS

     12.1 Record Keeping. LICENSEE shall keep accurate books of account and records covering all transactions relating to this AGREEMENT, and shall keep the same available for at least two (2) years after termination or expiration of the AGREEMENT.

     12.2 Audits. LICENSOR or its nominee (which nominee shall be bound by the confidentiality provisions of Section 11.5 herein) shall have the right at all reasonable business hours upon five business days advance notice to LICENSEE to examine said books of account and records and all other documents and material in the possession or under the control of LICENSEE regarding this AGREEMENT, and shall have free and full access thereto for said purposes and for the purpose of making extracts therefrom. LICENSEE must segregate its records in such a manner as to facilitate a complete audit and agrees that such audit may be used as a basis for settlement of charges in accordance with this AGREEMENT. If, as a result of such verification, examination, or audit of LICENSEE'S books, records, and/or statements, it is determined that there is a deficiency or discrepancy in the payment of any amounts owed (including but not limited to) royalties, to LICENSOR, then LICENSEE must immediately pay such amount owed to LICENSOR. If it is determined that such deficiency or discrepancy is five percent (5%) or more of the amounts owed to LICENSOR, then
          LICENSEE shall bear all reasonable expenses related to such examination or audit by LICENSOR or its nominee.

     12.3 LICENSEE'S Separate Statement. Upon LICENSOR'S reasonable request, LICENSEE shall at its own expense furnish a detailed written statement certified by an officer of LICENSEE to be true and accurate, showing the number, description, gross sales price, itemized deductions from gross sales price, and net sales price of the LICENSED PARTS.

12. Other than as specifically set forth in this THIRTY FOURTH AMENDMENT, the AGREEMENT remains unchanged and of full force and effect; any conflict between the AGREEMENT and this THIRTY FOURTH AMENDMENT shall be controlled by this THIRTY FOURTH AMENDMENT.

GENERAL MOTORS CORPORATION                  ECKLER INDUSTRIES, INC.
SERVICE PARTS OPERATIONS                    d/b/a ECKLER'S

Name: /s/ Robert D. Cheyne                  Name: /s/ Ronald W. Anderson
--------------------------                  -----------------------------
By:  Robert D. Cheyne                       By: Ronald W. Anderson
Title: Manager, Trademark Licensing         Title: Executive Vice President
Date:  March 11, 1998                       Date:  March 5, 1998